Exhibit 10.53

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of September 26, 2013 (this “Amendment”), is entered into by and among EQUINIX, INC., a Delaware corporation (“Equinix” or the “Borrower”), the Required Lenders, the L/C Issuer and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein which are defined in the Credit Agreement referred to below shall have the same respective meanings herein as therein.

WHEREAS, the Borrower, the Guarantors, the Lenders, the L/C Issuer and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 28, 2012 (as amended or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make Loans and participate in Letters of Credit issued by the L/C Issuer, all upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower, the Required Lenders, the L/C Issuer and the Administrative Agent wish to amend certain provisions of the Credit Agreement, as specifically set forth in this Amendment and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to the Credit Agreement. Subject to Section 2 below, and in reliance on the representations and warranties of the Loan Parties set forth herein, pursuant to Section 10.01 of the Credit Agreement:

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

“CDOR Rate” means, the rate per annum, equal to the average of the annual yield rates applicable to Canadian Dollar banker’s acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date of such Interest Period as reported on the “CDOR page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Senior Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a)(i) Consolidated Senior Funded Indebtedness as of such date less (ii) unencumbered (other than by Liens permitted under clauses (a), (c) and (g) of Section 7.01) and unrestricted cash, cash equivalents, freely tradable and liquid short term-investments, and freely tradable and liquid long-term investments of Equinix and its Subsidiaries as of such date, to (b) Consolidated EBITDA for the Measurement Period ending on such date.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Multiparty Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.19(k) and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Multiparty Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Multiparty Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Funds From Operations” means, with respect to any fiscal period, an amount equal to the net income (or deficit) of Equinix and its Subsidiaries for that period computed on a consolidated basis in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that Funds From Operations shall exclude one-time or non-recurring charges and impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. To the extent not inconsistent with the foregoing, Funds From Operations shall be reported in accordance with the NAREIT Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time.

“LIBOR Quoted Currency” means each of the following currency: Dollars; Euro; Sterling; Yen; and Swiss Franc; in each case as long as there is a published LIBOR rate with respect thereto.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the relevant interbank market, as determined by the Administrative Agent).

“REIT Conversion” means the proposed plan to convert Equinix into a REIT as described in its Current Report on Form 8-K filed with the SEC on September 13, 2012, and the activities undertaken in good faith in connection therewith for the purpose of permitting Equinix to convert to, qualify and elect to be treated as, a REIT.

“REIT Conversion Date” means the date upon which Equinix converts to, becomes, and is otherwise qualified as, a REIT (for this purpose ignoring the requirement to elect to be a REIT, provided that a timely REIT election is ultimately made in due course).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19(k)).

“Successor Parent” has the meaning specified in Section 7.04(a)(ii).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b) The following defined terms, appearing in Section 1.01 of the Credit Agreement, are hereby amended and restated in their entirety to read as follows:

“Borrower” has the meaning specified in the introductory paragraph hereto, and shall include the Successor Parent upon the consummation of a merger in accordance with Section 7.04(a)(ii).

“Consolidated Funded Indebtedness” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct obligations arising under letters of credit (including standby and commercial) and bank guaranties (but excluding any of the foregoing to the extent secured by cash collateral), (c) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (d) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than Equinix or any Subsidiary thereof, and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Equinix or a Subsidiary thereof is a general partner or joint venturer, except to the extent such Indebtedness is expressly made non-recourse to Equinix or such Subsidiary. Notwithstanding the foregoing, as of any date of determination, “Consolidated Funded Indebtedness” shall not include the outstanding principal amount of any debt securities to the extent that, as of such date, Equinix shall have delivered (or the indenture trustee under the applicable indenture shall have delivered on Equinix’ behalf) to the holders of such debt securities an irrevocable notice of redemption with respect to all of such debt securities and shall have deposited funds with the indenture trustee or into an escrow account in an amount required to effect such redemption, unless any portion of such debt securities shall not in fact be redeemed within 35 days of such notice of redemption and deposit of funds.

“Equinix” has the meaning specified in the introductory paragraph hereto, and shall include the Successor Parent upon the consummation of a merger in accordance with Section 7.04(a)(ii).

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan:

(i) in the case of a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate or a successor thereto as approved by the Administrative Agent (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii) in the case of a Eurocurrency Rate Loan denominated in Canadian dollars, the CDOR Rate per annum;

(iii) in the case of a Eurocurrency Rate Loan denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Administrative Agent (“BBSY”) as published by Reuters (or such other page or commercially available source providing BBSY (Bid) quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, with a term equivalent to the number of months closet to such Interest Period);

(vii) in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency, the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06 (a); and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; and

(c) for all Non-LIBOR Quoted Currencies, the calculation of the applicable reference rate shall be determined in accordance with market practice.

“Guarantors” has the meaning specified in the introductory paragraph hereto, and in addition, shall include, with respect to the payment and performance by each Specified Loan Party of its obligations under its Multiparty Guaranty with respect to all Swap Obligations, the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Secured Obligations” means (a) all Obligations, (b) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Secured Obligations shall exclude any Excluded Swap Obligations. Solely with respect to the Borrower’s grant of a security interest in its Collateral pursuant to the Collateral Documents, and for no other purpose, the amount of Secured Obligations (but not Obligations) of the Borrower shall be limited to an amount equal to $400,000,000 (the “Borrower Collateral Limit”). The Borrower Collateral Limit shall not limit the amount of Secured Obligations guaranteed by the Guarantors, nor the amount of Secured Obligations secured by the Guarantors’ Collateral.

(c) The defined term “2013 Senior Notes”, appearing in Section 1.01 of the Credit Agreement, is hereby deleted and replaced with the following newly defined terms, which are added in the appropriate alphabetical order:

“ “4.875% Senior Notes Due 2020” means those certain 4.875% senior notes due April 2020, issued by Equinix in March 2013, in an initial aggregate principal amount of $500,000,000, in favor of the holders thereof pursuant to an indenture dated as of March 5, 2013, between Equinix, as issuer, and U.S. Bank National Association, as trustee.

“5.375% Senior Notes Due 2023” means those certain 5.375% senior notes due April 2023, issued by Equinix in March 2013, in an initial aggregate principal amount of $1,000,000,000, in favor of the holders thereof pursuant to an indenture dated as of March 5, 2013, between Equinix, as issuer, and U.S. Bank National Association, as trustee.”

(d) Clause (b) of the defined term “Change of Control”, appearing in Section 1.01 of the Credit Agreement, is hereby amended and restated to read in its entirety as follows:

“ (b) Except to the extent otherwise permitted under Section 7.04(a)(i)(A), Section 7.04(a)(i)(B), Section 7.04(a)(i)(D), Section 7.05(a)(i), Section 7.05(a)(ii), or Section 7.05(b), (i) Equinix ceases to directly own all of the Equity Interest of OpCo (or of OpCo’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions), (ii) Equinix ceases to directly own all of the Equity Interest of S&D (or of S&D’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions), (iii) Equinix ceases to directly own all of the Equity Interest of Pacific (or of Pacific’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions), (iv) S&D ceases to own all of the Equity Interests of ESI either directly or indirectly through its wholly-own Subsidiary SDHI (or through SDHI’s successor by consolidation, merger or combination as may be permitted by the immediately foregoing exceptions), or (v) S&D ceases to own all of the Equity Interest of SDHI (or of SDHI’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions).”

(e) The defined term “Consolidated EBITDA”, appearing in Section 1.01 of the Credit Agreement, is hereby amended (i) to delete the word “and” appearing immediately before clause (f) therein, and (ii) to delete clause (f) therein and replace such clause with the following clauses: “(f) one-time transaction costs, fees, premiums and expenses incurred in connection with Equinix’s issuance of the 4.875% Senior Notes Due 2020 and the 5.375% Senior Notes Due 2023 and redemption of the 8.125% Senior Notes Due 2018, and (g) costs and expenses incurred in fiscal years 2013 through 2015 of Equinix and its Subsidiaries associated with the REIT Conversion (including, without limitation, planning and advisory costs related to the foregoing) but only to the extent such costs and expenses do not exceed $150,000,000 in the aggregate.”

(f) The defined term “Consolidated EBITDAR”, appearing in Section 1.01 of the Credit Agreement, is hereby amended (i) to delete the word “and” appearing immediately before clause (f) therein, and (ii) to delete clause (f) therein and replace such clause with the following clauses: “(f) one-time transaction costs, fees, premiums and expenses incurred in connection with Equinix’s issuance of the 4.875% Senior Notes Due 2020 and the 5.375% Senior Notes Due

2023 and redemption of the 8.125% Senior Notes Due 2018, and (g) costs and expenses incurred in fiscal years 2013 through 2015 of Equinix and its Subsidiaries associated with the REIT Conversion (including, without limitation, planning and advisory costs related to the foregoing) but only to the extent such costs and expenses do not exceed $150,000,000 in the aggregate.”

(g) Section 2.16 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ 2.16 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Revolving Commitments by an amount (for all such requests) not exceeding $250,000,000 in the aggregate; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000, (ii) the Borrower may make a maximum of five such requests, and (iii) no Lender shall be required to participate in an increase in the Aggregate Revolving Commitments after such request. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its applicable Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the aggregate Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each

Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists or would result therefrom. The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.”

(h) Section 3.03 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ 3.03. Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Revolving Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Eurocurrency Rate Loan or the Eurocurrency Rate component of the Base Rate, or (b) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Revolving Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) in the case of Revolving Loans or Term Loans denominated in Dollars, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (ii) in the case of Revolving Loans denominated in an Alternative Currency, prepay such Loans at the end of the then current Interest Period for such Loans. Upon any such prepayment or conversion, as the case may be, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Notwithstanding the foregoing, in the case of a pending request for a Eurocurrency Loan or conversion or continuation in an Alternative Currency as to which the Administrative Agent has made the determination described in clause (a) of the first sentence of this section, the Administrative Agent, in consultation with the Borrower and the Lenders, may establish an alternative interest rate that reflects the all-in-cost of funds to the Administrative Agent for funding Loans in the applicable currency and amount, and with the same Interest Period as the Eurocurrency Rate Loan requested to be made, converted or continued, as the case may be (the “Impacted Loans”), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (x) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (y) the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (z) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.”

(i) The last sentence of Section 5.11 is hereby amended and restated in its entirety to read as follows:

“Neither any Loan Party nor any wholly-owned Subsidiary thereof is party to any tax sharing agreement other than taxing sharing agreements solely among one or more of Equinix and its past or present Affiliates (other than shareholders, directors or officers).”

(j) A new Section 5.19 is hereby added to the Credit Agreement in proper numeric order to read as follows:

“ 5.19 REIT Status. Effective upon and after the REIT Conversion Date, since the REIT Conversion Date, Equinix (a) qualifies as a REIT (without regard to any election requirement relating to the same), (b) either has already elected to be treated as a REIT or will make a timely REIT election in due course, and (c) is in compliance with all other requirements and conditions imposed under the Code to allow it to maintain its status as a REIT.”

(k) Section 6.02(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate of the Borrower, signed by a Responsible Officer of the Borrower, and setting forth, among other things, (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished, (ii) the Consolidated Senior Leverage Ratio for purposes of determining the Applicable Margin, (iii) information regarding the Net Loan Party Accounts Receivable and any Material Domestic Subsidiaries, and (iv) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.”

(l) A new Section 6.19 is hereby added to the Credit Agreement in proper numeric order to read as follows:

“ 6.19 Maintenance of REIT Status. In the case of Equinix, at all times on and after the REIT Conversion Date, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT for U.S. federal income tax purposes.”

(m) Section 7.04 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ 7.04. Fundamental Changes. (a) Enter into any consolidation, merger, or other combination, except:

(i) so long as no Event of Default has occurred and is continuing or would result therefrom,

(A) any Loan Party may consolidate, merge or combine with any other Loan Party (provided that if any such Loan Party is Equinix, Equinix shall be the surviving entity),

(B) any Loan Party may consolidate, merge or combine with any Subsidiary that is not a Loan Party if such Loan Party is the surviving entity,

(C) any Subsidiary that is not a Loan Party may consolidate, merge or combine with any Subsidiary that is not a Loan Party, and

(D) any Loan Party or Subsidiary may consolidate, merge or combine with any Person in connection with a Permitted Acquisition or a transaction permitted by Section 7.05, so long as (1) in the case of a consolidation, merger or combination of a Loan Party with another Person, such Person expressly assumes all Obligations of such Loan Party and grants liens on its assets constituting Collateral (in each case pursuant to documentation satisfactory to the Administrative Agent) if such Person is the surviving entity, and (2) if Equinix is a party to such Permitted Acquisition or transaction permitted by Section 7.05, Equinix shall be the surviving entity, and

(ii) Equinix may merge into a newly-formed, wholly-owned and direct U.S. Restricted Subsidiary corporation (“Successor Parent”), with Successor Parent as the survivor and ultimate parent company (and successor to Equinix), in connection with the REIT Conversion, provided that the following additional conditions shall have been satisfied: (A) immediately after giving effect to such merger, (1) the Successor Parent shall own all of the assets of Equinix, (2) the Successor Parent shall have expressly assumed all of the Obligations of Equinix under the Loan Documents and be treated as the “Borrower” and “Equinix” (and shall remain a Loan Party) for all purposes of the Loan Documents, and (3) the Successor Parent shall have expressly granted security interests in all its assets constituting Collateral in favor of the Secured Parties under the Collateral Documents, and the collateral security package provided by the Loan Parties in favor of the Secured Parties as existed immediately prior to such merger shall not have been impaired as result of such merger; (B) Equinix and the Successor Parent shall have delivered merger documents, assumption documents and such other documents and information as the Administrative Agent shall reasonably deem appropriate for purposes of verifying that the foregoing conditions are satisfied, including, without limitation (1) favorable legal opinions and (2) documents of the type referred to in subsections (iii), (iv) and (v) of Section 4.01(a); and (C) Equinix and the Successor Parent shall have delivered such information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, in each case, as reasonably requested by the Administrative Agent and in form, content and scope reasonably satisfactory to the Administrative Agent; or

(b) liquidate or dissolve any Loan Party’s business or any Domestic Subsidiary’s business except as may be permitted by Section 7.05(a)(i), Section 7.05(a)(ii), Section 7.05(b) or Section 7.05(c) (but no such liquidation or dissolution shall be permitted for Equinix).”

(n) Section 7.05(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ (a) (i) Transfers (including (except in the case of Equinix) any disposition that is in the nature of a liquidation or dissolution) among the Loan Parties, (ii) Transfers (including any disposition that is in the nature of a liquidation or dissolution) by any wholly-owned Subsidiary that is a Guarantor to (1) the Borrower, or (2) any other wholly-owned Subsidiary that is a Guarantor, or (iii) a Disposition of the nature expressly permitted by Section 7.04(a)(ii);”

(o) Section 7.06 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except

(a) any Subsidiary may pay dividends or distributions on its Equity Interests to the Borrower or to any intervening Subsidiary of the Borrower;

(b) dividends or distributions payable solely in Equity Interests (other than Equity Interests that are mandatorily redeemable or redeemable at the option of the holder thereof on any date that is earlier than 91 days after the Maturity Date);

(c) cash payments (i) for repurchases by the Borrower of common stock of the Borrower from officers, directors and employees of the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Borrower, and (ii) in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower, in an aggregate amount, for the foregoing sub-clauses (c)(i) and (c)(ii), not to exceed $5,000,000;

(d) noncash repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price and related statutory withholding taxes of such options or warrants;

(e) Equinix may (i) issue and deliver Permitted Junior Securities (as defined in the indentures for the Convertible Subordinated Notes (the “Convertible Subordinated Notes Indentures”)) upon conversion of the Convertible Subordinated Notes in accordance with the terms of the Convertible Subordinated Notes Indentures and (ii) unless (x) an Event of Default described in Section 8.01(a) has occurred and is continuing or (y) a Payment Blockage Period (as defined in the Convertible Subordinated Notes Indentures) is in effect, make (A) regularly scheduled payments of cash interest and, to the extent not prohibited hereunder, mandatory principal payments on the Convertible Subordinated Notes, in each case, in accordance with the terms thereof, and (B) cash Restricted Payments in satisfaction of fractional shares in connection with a conversion of the Convertible Subordinated Notes into Permitted Junior Securities in accordance with the terms of Convertible Subordinated Notes Indentures;

(f) Equinix may make cash dividends and distributions to its shareholders required to qualify Equinix as a REIT, including, for the avoidance of doubt, cash dividends or distributions to satisfy the requirements of section 857(a)(2)(B) of the Code, or any successor provision, provided that if the aggregate amount of such cash payments related to the REIT Conversion exceeds $300,000,000, such aggregate amount of cash payments make up not more than 25% of the sum of all cash and non-cash dividends and distributions required to qualify Equinix as a REIT;

(g) so long as (i)(A) Equinix believes in good faith that it qualifies as a REIT (without regard to any election requirement relating to the same, provided that a timely REIT election is ultimately made in due course), (B) Equinix has not publicly disclosed an intention to no longer seek to be (or, once it is treated as a REIT, continue to be) treated as a REIT, and (C) no resolution shall have been adopted by Equinix’s board of directors abandoning or otherwise contradicting its intent to elect to be treated as a REIT, or (ii) Equinix is a REIT, Equinix may make cash dividends and distributions to its shareholders notwithstanding that any Default may have occurred and be continuing (X) provided such cash dividends and distributions do not exceed in the aggregate for any period of four consecutive fiscal quarters of Equinix for which financial statements have been delivered to the Administrative Agent under Section 6.01(a) or (b) (or if shorter, the period from December 31, 2014 to the last day of the fiscal quarter for which such financial statements have been delivered), 95% of Funds From Operations for such period or (Y) in such greater amount as may be required for Equinix to continue to be qualified as a REIT or to avoid the imposition of income or excise taxes on Equinix; and

(h) to the extent that no Default shall have occurred and be continuing at the time of such action or would result therefrom, Restricted Payments not otherwise permitted by clauses (a) through (g).”

(p) Section 7.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ 7.11. Financial Covenants.

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $650,000,000.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Equinix to be less than 1.50 to 1.00.

(c) Consolidated Senior Net Leverage Ratio. Permit the Consolidated Senior Net Leverage Ratio as of the end of any fiscal quarter of Equinix to exceed 3.50 to 1.00.”

(q) Section 7.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ 7.13. Prepayments of Certain Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any portion of (a) the 7.00% Senior Notes Due 2021, (b) the 8.125% Senior Notes Due 2018, (c) the 4.875%

Senior Notes Due 2020, (d) the 5.375% Senior Notes Due 2023, (e) except to the extent provided in Section 7.06(e), any Convertible Subordinated Notes or other Indebtedness that is subordinated to the Obligations, or (f) any other long-term public or privately placed debt securities, or other long-term Indebtedness in an amount in excess of $100,000,000, of the Borrower or any of its Restricted Subsidiaries, in each case, unless (X) no Default or Event of Default has occurred and is continuing or would result therefrom, and (Y) after giving effect thereto, the sum of the unrestricted cash, cash equivalents, freely tradable and liquid short term-investments and freely tradable and liquid long-term investments of Equinix and its Subsidiaries on a consolidated basis is at least $400,000,000.”

(r) Section 7.14 of the Credit Agreement is hereby deleted.

(s) Section 8.01(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ (b) Covenants. Any Loan Party breaches, or fails to perform or observe, any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05 (as to existence only), 6.10, 6.11, 6.14, 6.16, 6.17, 6.19 or ARTICLE VII (including, but not limited to, any financial covenant set forth in Section 7.11); or”

(t) Section 8.03 of the Credit Agreement is hereby amended to add the following new paragraph to the very end of the section:

“Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.”

(u) Section 10.06(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.”

(v) Clause (f) of Section 10.07 of the Credit Agreement is amended and restated to read in its entirety as follows:

“(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations,”

(w) A new clause (k) is hereby added to the Section 10.19 of the Credit Agreement in proper alpha-numeric order to read as follows:

“ (k) Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Multiparty Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Multiparty Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.19(k) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”

(x) Exhibit D to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated to read in its entirety as set forth on Attachment 1 to this Amendment.

§2. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent:

(a) This Amendment shall have been duly executed and delivered by the Borrower, the other Loan Parties, the Required Lenders and the Administrative Agent;

(b) The Administrative Agent shall have received a certificate from a Responsible Officer of each of the Loan Parties (i) attesting to the resolutions of such Person’s Board of Directors (or equivalent) and, if necessary, shareholders (or equivalent) of such Person, authorizing its execution, delivery, and performance of this Amendment and any other Loan Documents referenced herein to which such Person is to become a party, (ii) authorizing specific officers of such Person to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Person and (iv) certifying as true, correct and complete, copies of such Person’s Organization Documents, as amended, modified, or supplemented to the date hereof (or, alternatively, if certified Organization Documents had been previously delivered to the Administrative Agent, then a certification from such Person that there have been no changes or other modifications to such Organization Documents since the date previously delivered to the Administrative Agent);

(c) The Administrative Agent shall have received from the Borrower for the account of each Lender that has executed and delivered a counterpart of this Amendment on or prior to September 27, 2013 (an “Approving Lender”), a fully-earned, nonrefunable amendment fee in Dollars equal to 8.0 basis points (0.08%) multiplied by the sum of (i) the Revolving Commitment of each Approving Lender plus (ii) the Outstanding Amount of each Approving Lender’s Term Loan on September 27, 2013, which fee is to be distributed pro rata to each such Approving Lender based on such Approving Lender’s Revolving Commitment and Outstanding Amount of such Approving Lender’s Term Loan;

(d) The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings of this Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent);

(e) There shall not have occurred a Material Adverse Effect since December 31, 2012 or any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) that could have a Material Adverse Effect; and

(f) Delivery of such other items, documents, agreements and/or actions (including financial projections, other financial information and certifications) as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

§3. Representations and Warranties; No Default. Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents, and to the extent that such representations and warranties relate expressly to an earlier date), provided that all references therein to the Credit Agreement shall refer to the Credit Agreement as amended hereby. In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Person of this Amendment and the performance by such Person of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of such Person and have been duly authorized by all necessary corporate action on the part of such Person. The execution and delivery of this Amendment will result in valid and legally binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effects of any Debtor Relief Laws and general principles of equity. Each of the Loan Parties hereby further represents and warrants that after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

§4. Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement (including the Multiparty Guaranty), and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. No amendment, consent or waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such amendment, consent, waiver or agreement, as the case may be, nor shall anything contained herein be deemed to imply any willingness of the Administrative Agent or the Lenders to agree to, or otherwise prejudice any rights of the Administrative Agent or the Lenders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit the Borrower or any other Loan Party to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Loan Documents to the Administrative Agent, on behalf and for the benefit of the Secured Parties, as collateral security for the Secured Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the date hereof. Each of the Guarantors party to the Multiparty Guaranty hereby acknowledges and consents to this Amendment and agrees that the Multiparty Guaranty and all other Loan Documents to which each of the Guarantors are a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its Secured Obligations thereunder.

§5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PRINCIPLES) OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:	EQUINIX, INC.

	By:	/s/ Steve Smith

	Name:	Steve Smith

	Title:	CEO & President

GUARANTORS:	EQUINIX OPERATING CO., INC.

	By:	/s/ Steve Smith

	Name:	Steve Smith

	Title:	CEO & President

EQUINIX PACIFIC, INC.

	By:	/s/ Keith Taylor

	Name:	Keith Taylor

	Title:	Chief Financial Officer

SWITCH & DATA LLC

By: Equinix Operating Co., Inc., its sole member

	By:	/s/ Keith Taylor

	Name:	Keith Taylor

	Title:	Chief Financial Officer

OTHER LOAN PARTIES:	NY 3, LLC

	By:	/s/ Cathryn Arnell

	Name:	Cathryn Arnell

	Title:	Manager

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Alan Tapley

Name:	Alan Tapley

Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Bassam Wehbe

Name:	Bassam Wehbe

Title:	Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Noam Azachi

Name:	Noam Azachi

Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

CITIBANK, N.A.,
as a Lender

By:	/s/ Michael Bondy

Name:	Michael Bondy

Title:	Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

COMERICA BANK,
as a Lender

By:	/s/ Fatima Arshad

Name:	Fatima Arshad

Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Anca Trifan

Name:	Anca Trifan

Title:	Managing Director

By:	/s/ Michael Getz

Name:	Michael Getz

Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

HSBC BANK PLC,
as a Lender

By:	/s/ Giovanna Padua

Name:	Giovanna Padua

Title:	Senior Corporate Banking Manager

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

HSBC BANK U.S.A., NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Adriana Collins

Name:	Adriana D. Collins

Title:	VP, Sr Relationship Manager

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.
as a Lender

By:	/s/ Goh Siew Tan

Name:	Goh Siew Tan

Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Alex Daw

Name:	Alex Daw

Title:	Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

SUMITOMO MITSUI BANKING CORPORATION
as a Lender

By:	/s/ David Kee

Name:	David W. Kee

Title:	Managing Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK,
as a Lender

By:	/s/ Cynthia W. Burton

Name:	Cynthia Burton

Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

UNION BANK, N.A.,
as a Lender

By:	/s/ Annabella Guo

Name:	Annabella Guo

Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Richard J. Amenny, Jr.

Name:	Richard J. Amenny, Jr.

Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Ray Aguilar

Name:	Ray Aguilar

Title:	Relationship Manager

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

Attachment 1

Form of Compliance Certificate

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 28, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Equinix, Inc., as borrower (the “Borrower” or “Equinix”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned hereby certifies as of the date hereof that he/she is a Responsible Officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. [Except as specifically set forth below,][T]he representations and warranties of the Borrower and the Guarantors contained in ARTICLE V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties are true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

[Exceptions to the representations and warranties of the Loan Parties are as follows: [provide description of specific exceptions] ]

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6. The total amount of Net Loan Party Accounts Receivable as of             , 20     (the “A/R Measurement Date”) is $        . Such amount constitutes at least 90% of all net accounts receivable of Equinix and its Domestic Subsidiaries (after intercompany eliminations and excluding Real Property Lease Accounts)[, except for accounts receivable owned by [                    ], which is a Person constituting a Material Domestic Subsidiary solely a result of it having been acquired through an Acquisition occurring after the Closing Date but no earlier than nine months prior to the A/R Measurement Date.]1 The Loan Parties are in compliance with Section 6.14 of the Agreement.

7. Each Loan Party’s portion of the total amount of Net Loan Party Accounts Receivable as of the A/R Measurement Date is as follows: (a) for Equinix, $        , (b) for OpCo, $        , (c) for Switch & Data LLC, $        , (d) Pacific, $        , [and] [and (e) for [other Loan Party], $        , etc.]. The following Persons are Material Domestic Subsidiaries:                    .

[1]	Include bracketed text, if necessary.

8. Since the Closing Date, no Loan Party has changed its legal name, jurisdiction of organization, organization type, organizational identification number, taxpayer identification number, principal place of business or chief executive office[, except as previously disclosed to (and, if applicable, as authorized by) the Administrative Agent in writing on                      pursuant to the Loan Documents].

9. Attached hereto are the following updated Schedules to the Pledge and Security Agreement (if applicable):

•	Instruments included in the Collateral with an outstanding or stated amount, individually, in excess of $1,000,000 or, in the aggregate, in excess of $10,000,000?

Yes      (include updated Schedule V)

No

•	Chattel Paper included in the Collateral with an outstanding or stated amount, individually, in excess of $1,000,000 or in the aggregate in excess of $10,000,000?

Yes      (include updated Schedule V)

No

•	New or additional certificates or instruments representing Pledged Equity (i.e., Equity Interests issued by the Guarantors or the pledged Foreign Subsidiaries)?

Yes      (include updated Schedule I or II, as applicable)

No

•	Letters of credit evidencing Letter-of-Credit Rights included in the Collateral with an outstanding or stated amount, individually, in excess of $1,000,000 or in the aggregate in excess of $10,000,000?

Yes      (include updated Schedule V)

No

•	One or more contracts with one or more Governmental Authorities under which any of such Governmental Authorities, as account debtor, owes (as of the last day of the fiscal quarter covered by this Compliance Certificate) a monetary obligation to any Loan Party under any Accounts constituting Material Accounts (i.e., 5% of net domestic accounts receivable of the Loan Parties (after intercompany eliminations and excluding Real Property Lease Accounts))?

Yes      (include updated Schedule IV)

No

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                     ,         .

EQUINIX, INC.

By:

Name:

Title:

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

Following are the calculations of the Borrower’s financial covenants. Unless otherwise defined, all items shall be calculated in accordance with GAAP, consistently applied from one period to the next. In the event of a conflict between the Agreement and this Schedule, the terms of the Agreement shall govern.

A.	Section 7.11(a) – CONSOLIDATED TANGIBLE NET WORTH

A.1.	Equinix’s consolidated net worth at Statement Date	$

A.2.	Equinix’s consolidated intangible assets (including goodwill) at Statement Date	$

A.3.	Actual Consolidated Tangible Net Worth at Statement Date (Line A.1 minus Line A.2)	$

A.4.	Minimum required Consolidated Tangible Net Worth		$650,000,000

A.5.	Excess (deficiency) for covenant compliance (Line A.3 minus A.4)	$

B. Section 7.11(b) – CONSOLIDATED FIXED CHARGE COVERAGE RATIO

B.1.	Consolidated Net Income (previous 2 fiscal quarters ending on Statement Date)[2]	$

B.2.	Equinix’s consolidated interest expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$

[2]	FOOTNOTE REGARDING CERTAIN EXPENSE ITEMS: For purposes of calculating Consolidated EBITDAR, Consolidated Net Income shall be determined without deduction for any of the following items: (a) one-time noncash expenses, not to exceed $50,000,000 in the aggregate in any fiscal year of Equinix, (b) one-time transaction costs, fees and expenses incurred in connection with Equinix’s issuance of the 7.00% Senior Notes Due 2021 but only to the extent such costs, fees and expenses do not exceed $15,000,000 in the aggregate, (c) one-time transaction costs, fees and expenses incurred in connection with the closing of the Existing Credit Agreement but only to the extent such costs, fees and expenses do not exceed $2,000,000 in the aggregate, (d) one-time transaction costs, fees and expenses incurred in connection with the closing of the Loan Documents on the Closing Date but only to the extent such costs, fees and expenses do not exceed $5,000,000 in the aggregate, (e) the write-down of any unamortized transaction costs, fees and expenses that were incurred in connection with the closing of the Existing Credit Agreement and the Asia Pacific Facility Agreement and the issuance of the 8.125% Senior Notes Due 2018, (f) one-time transaction costs, fees, premiums and expenses incurred in connection with Equinix’s issuance of the 4.875% Senior Notes Due 2020 and the 5.375% Senior Notes Due 2023 and redemption of the 8.125% Senior Notes Due 2018, and (g) costs and expenses incurred in fiscal years 2013 through 2015 of Equinix and its Subsidiaries associated with the REIT Conversion (including, without limitation, planning and advisory costs related to the foregoing) but only to the extent such costs and expenses do not exceed $150,000,000 in the aggregate. Attached as Schedule 1-A hereto is a detailed calculation of such Consolidated Net Income showing an accounting of the foregoing expense items (described in clauses (a) through (g), inclusive), if any, as part of such Consolidated Net Income amount.

B.3.	Equinix’s consolidated income tax expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$

B.4.	Equinix’s consolidated depreciation expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$

B.5.	Equinix’s consolidated amortization expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$

B.6.	Equinix’s consolidated non-cash stock based compensation expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$

B.7.	Equinix’s consolidated rent expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$

B.8.	Consolidated EBITDAR (the sum of Lines B.1 through B.7, multiplied by 2)[3]	$

B.9.	Equinix’ consolidated current maturity of long-term debt for next 12 months (but excluding ((i) any Convertible Subordinated Notes and (ii) the current portion of the Revolving Facility)	$

B.10.	Equinix’ consolidated principal portion of the current maturity of capital lease obligations for next 12 months	$

B.11.	Line B.2 multiplied by 2 (consolidated interest expense)	$

B.12.	Line B.7 multiplied by 2 (consolidated rent expense)	$

B.13.	Consolidated Fixed Charges (sum of Lines B.9 through B.12)	$

B.14.	Consolidated Fixed Charge Coverage Ratio (Line B.8 divided by Line B.13)		: 1.00

[3]	FOOTNOTE REGARDING PERMITTED ACQUISITIONS: For purposes of calculating Consolidated EBITDAR for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDAR shall be adjusted to include the historical EBITDAR of the Person acquired in such Permitted Acquisition for the applicable Measurement Period on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDAR of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year. In the event that there are only unaudited financial statements or no financial statements available for such acquired Person, then such pro forma adjustments shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Administrative Agent. [If applicable: Attached as Schedule 1-B hereto is additional detail regarding such pro forma adjustments to Consolidated EBITDAR in connection with the following Permitted Acquisition: , which was consummated on .]

C.	Section 7.11(c) – CONSOLIDATED SENIOR NET LEVERAGE RATIO

C.1.	Consolidated Funded Indebtedness at Statement Date[4]	$

C.2.	The sum of the outstanding principal amount of (a) any Convertible Subordinated Notes and (b) any other Indebtedness that is contractually subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent	$

C.3.	Consolidated Senior Funded Indebtedness at Statement Date (Line C.1 minus Line C.2)	$

C.4.	The sum of unencumbered (other than by Liens permitted under clauses (a), (c) and (g) of Section 7.01 of the Credit Agreement) and unrestricted cash, cash equivalents, freely tradable and liquid short term-investments, and freely tradable and liquid long-term investments of Equinix and its Subsidiaries at Statement Date	$

C.5.	Net Consolidated Senior Funded Indebtedness at Statement Date (Line C.3 minus Line C.4)	$

C.6.	Consolidated EBITDA (Line B.8 (Consolidated EBITDAR) minus 2 times Line B.7)	$

C.7.	Consolidated Senior Net Leverage Ratio (Line C.5 divided by Line C.6)		: 1.00

[4]	FOOTNOTE REGARDING REDEMPTION OF CERTAIN DEBT SECURITIES: “Consolidated Funded Indebtedness” shall not include, as of any date of determination, the outstanding principal amount of any debt securities to the extent that, as of such date, Equinix shall have delivered (or the indenture trustee under the applicable indenture shall have delivered on Equinix’ behalf) to the holders of such debt securities an irrevocable notice of redemption with respect to all of such debt securities and shall have deposited funds with the indenture trustee or into an escrow account in an amount required to effect such redemption, unless any portion of such debt securities shall not in fact be redeemed within 35 days of such notice of redemption and deposit of funds.

D.	“Applicable Margin” – CONSOLIDATED SENIOR LEVERAGE RATIO

D.1.	Consolidated Senior Funded Indebtedness at Statement Date (Line C.3)	$

D.2.	Consolidated EBITDA (Line C.6)	$

D.3.	Consolidated Senior Leverage Ratio (Line D.1 divided by Line D.2)		: 1.00

Schedule 1-A

Consolidated Net Income Detail

Schedule 1-B

Permitted Acquisition - Pro Form Adjustments